UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2008

WGNB CORP.
(Exact name of registrant as specified in its charter)

GEORGIA	000-30805	58-1640130
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2008, WGNB Corp. (the “Company”) filed an amendment to its Amended and Restated Articles of Incorporation.  In connection with the Company’s annual meeting of shareholders on June 10, 2008, the Company’s shareholders acted upon an amendment to the Company’s Amended and Restated Articles of Incorporation to provide that the authorized capital stock would be comprised of 20,000,000 shares of common stock, no par value per share and 10,000,000 shares of preferred stock, no par value per share. The amendment granted the Company’s Board of Directors authority to issue the shares of preferred stock from time to time in series, with the powers, preferences and rights of any such future series to be fixed by the Board of Directors in their sole discretion. The amendment to the Company’s Amended and Restated Articles of Incorporation was approved, with  4,424,639 votes in favor (representing  73.04 % of the total outstanding shares authorized to vote as of the record date of April 30, 2008),  157,338 against,  46,234  abstaining and 636,607 broker nonvotes.  Accordingly, on June 17, 2008, the Articles of Amendment to the Amended and Restated Articles of Incorporation (the "First Amendment to Articles") were filed with the Georgia Secretary of State.

A copy of the First Amendment to Articles is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of WGNB Corp. dated June 10, 2008 and filed with the Georgia Secretary of State on June 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: June 19, 2008	By:	/s/ Steven J. Haack
Steven J. Haack
Secretary and Treasurer